UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 27, 2012, David M Young ceased to serve as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Registrant.  Mr. Young's employment with the Registrant has also terminated, and he is now pursuing new professional opportunities.

Pursuant and subject to the terms and conditions set forth in the Severance and Restrictive Covenant Agreement dated February 9, 2009, between Mr. Young and the Registrant, Mr. Young will be entitled to receipt of 1.65 times his current base salary, payable in twelve monthly installments, commencing January 2013.  In addition, by virtue of his separation, Mr. Young will be entitled to distribution of an aggregate of 30,563 Performance Shares previously earned by him.

Mr. Aric Spitulnik, who has served as the Registrant's controller for the past seven years, has been elected by the Registrant's board of directors to the position of corporate secretary, and will serve as principal accounting officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

Dated: November 30, 2012

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